EXHIBIT 99

As more fully described in our 2005 Annual Report on Form 10-K and below, during the first quarter of 2006, 3M effected certain business segment realignments and adopted an accounting standard that requires 3M to expense stock-based compensation. 3M is including in this Current Report on Form 8-K the following annual and quarterly information for the years ended December 31, 2005, 2004 and 2003 (except where indicated otherwise):

•                  Supplemental unaudited reclassified business segment net sales

•                  Supplemental unaudited operating income information to reflect the business segment realignments and to reflect the impact of the adoption of SFAS No. 123R

•                  Supplemental unaudited stock-based compensation expense amounts by business segment relating to the adoption of SFAS No. 123R

•                  Supplemental unaudited reclassified related sales growth information (provided on annual and quarterly basis for the years ended December 31, 2005 and 2004)

This supplemental unaudited information is being provided to show reclassified historical results for the realigned segments, in addition to showing revised operating income information that reflects the impact of adopting SFAS No. 123R. Operating income was revised since 3M elected to use the modified retrospective method upon adoption of SFAS No. 123R, with prior periods adjusted to give effect to the fair-value-based method of accounting for awards granted in fiscal years beginning on or after January 1, 1995. The Company did not operate under the realigned segments structure for any of these prior periods and will begin to report comparative results under the new structure, including the impact of the adoption of the stock-based compensation accounting standard, with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

As described in our 2005 Annual Report, effective in the first quarter of 2006, 3M made two changes to its business segments:

•                  3M combined its Industrial and Transportation business segments (which on a combined basis had previously reported 2005 sales of $5,578 million)

•                  3M’s Personal Care Division (2005 sales of $613 million) was transferred from the Health Care segment to the combined Industrial and Transportation segment.

In addition, during the first quarter of 2006, certain adhesive tapes (2005 sales of $47 million) previously in the Industrial and Transportation segment were transferred to the construction and home improvement business within the Consumer and Office segment. On a reclassified basis, 2005 sales for Industrial and Transportation totaled $6,144 million. This new Industrial and Transportation segment is intended to leverage common markets, sales channels and customers, technologies, manufacturing facilities and selling processes. Further, 3M formed the Film and Materials Resource Division as a corporate resource for the development of films and materials. This resulted in the transfer of 3M’s commercial videotape business (2005 sales of $47 million), which 3M began to phase out in the fourth quarter of 2004, to the Corporate and Unallocated segment from the Display and Graphics segment. The financial information presented herein reflects the impact of all of these changes for all periods presented.

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. These segments have worldwide responsibility for virtually all of the Company’s product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the operating income and other financial information shown.

In addition, effective January 1, 2006, 3M adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment”, which requires 3M to expense stock-based compensation. The Company has adopted SFAS No. 123R using the modified retrospective method. Effective January 1, 2006, all prior periods were revised to give effect to the fair-value-based method of accounting for awards granted in fiscal years beginning on or after January 1, 1995.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2006

NET SALES

	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year

Industrial and
Transportation
2005	$1,524	$1,518	$1,544	$1,558	$6,144
2004	1,436	1,423	1,410	1,442	5,711
2003	1,263	1,275	1,275	1,319	5,132

Health Care
2005	$948	$957	$926	$929	$3,760
2004	877	890	876	953	3,596
2003	810	879	871	871	3,431

Display and Graphics
2005	$846	$854	$910	$901	$3,511
2004	821	866	830	829	3,346
2003	630	695	747	786	2,858

Consumer and Office
2005	$710	$748	$810	$765	$3,033
2004	696	685	748	772	2,901
2003	620	646	682	693	2,641

Electro and
Communications
2005	$557	$594	$597	$585	$2,333
2004	551	572	557	544	2,224
2003	500	532	524	545	2,101

Safety, Security and
Protection Services
2005	$557	$599	$573	$563	$2,292
2004	527	547	525	526	2,125
2003	458	518	482	470	1,928

Corporate and
Unallocated
2005	$24	$24	$22	$24	$94
2004	31	29	23	25	108
2003	37	35	35	34	141

Total Company
2005	$5,166	$5,294	$5,382	$5,325	$21,167
2004	4,939	5,012	4,969	5,091	20,011
2003	4,318	4,580	4,616	4,718	18,232

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2006

(including impact of adoption of SFAS No. 123R)

OPERATING INCOME

	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year

Industrial and
Transportation
2005	$308	$312	$293	$298	$1,211
2004	283	266	262	239	1,050
2003	228	191	213	191	823

Health Care
2005	$272	$284	$273	$285	$1,114
2004	224	237	236	276	973
2003	198	236	245	228	907

Display and Graphics
2005	$285	$277	$314	$286	$1,162
2004	291	307	278	239	1,115
2003	173	208	245	239	865

Consumer and Office
2005	$114	$136	$169	$142	$561
2004	117	117	142	138	514
2003	104	102	123	109	438

Electro and
Communications
2005	$95	$115	$124	$113	$447
2004	72	83	84	77	316
2003	52	71	70	73	266

Safety, Security and
Protection Services
2005	$126	$147	$137	$127	$537
2004	121	129	115	100	465
2003	99	125	107	85	416

Corporate and
Unallocated
2005	$(47)	$(27)	$(43)	$(61)	$(178)
2004	(38)	(14)	(8)	(47)	(107)
2003	(134)	(26)	(20)	(31)	(211)

Total Company
2005	$1,153	$1,244	$1,267	$1,190	$4,854
2004	1,070	1,125	1,109	1,022	4,326
2003	720	907	983	894	3,504

Corporate and Unallocated operating income principally includes corporate investment gains and losses, certain derivative gains and losses, insurance-related gains and losses, certain litigation expenses, corporate restructuring program charges and other miscellaneous items. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis. In 2005, Corporate and Unallocated was impacted by a pre-tax charge of approximately $30 million (recorded in the fourth quarter of 2005) in connection with settlement agreements of one pending LePage’s follow-on class actions and of two individual follow-on actions, all involving direct purchasers of transparent tape. In 2003, Corporate and Unallocated included a pre-tax charge of $93 million (recorded in the first quarter of 2003) related to an adverse ruling associated with a lawsuit filed against 3M in 1997 by LePage’s Inc.  As discussed previously, Corporate and Unallocated net sales and operating income information also includes 3M’s commercial videotape business.

The following table provides by business segment the amount of stock-based compensation expense related to the adoption of SFAS No. 123R.  This supplemental unaudited information is being provided to show the impact of adopting SFAS No. 123R on the Company’s business segment operating income results. Since the Company has adopted SFAS No. 123R using the modified retrospective method, all prior periods were adjusted to give effect to the fair-value-based method of accounting for awards granted in fiscal years beginning on or after January 1, 1995.  As shown in the table, 3M’s election to use the modified restrospective method upon adoption of SFAS No. 123R reduced 3M’s operating income by $155 million in 2005, $252 million in 2004, and $209 million in 2003, when compared to previously reported results. The Company did not operate under the realigned segments structure for any of these prior periods and will begin to report comparative results under the new structure, including the impact of the adoption of the stock-based compensation accounting standard, with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2006

STOCK-BASED COMPENSATION EXPENSE IMPACT DUE TO ADOPTION OF SFAS NO. 123R

	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year

Industrial and
Transportation
2005	$20	$13	$7	$7	$47
2004	14	18	22	20	74
2003	18	16	14	14	62

Health Care
2005	$17	$8	$5	$5	$35
2004	11	14	17	16	58
2003	14	12	11	11	48

Display and Graphics
2005	$10	$4	$3	$2	$19
2004	6	8	10	10	34
2003	9	6	6	6	27

Consumer and Office
2005	$10	$5	$3	$3	$21
2004	6	9	10	9	34
2003	8	8	6	7	29

Electro and
Communications
2005	$7	$5	$2	$3	$17
2004	5	6	7	8	26
2003	6	6	5	5	22

Safety, Security and
Protection Services
2005	$7	$4	$3	$2	$16
2004	5	6	8	7	26
2003	6	5	5	5	21

Total Company
2005	$71	$39	$23	$22	$155
2004	47	61	74	70	252
2003	61	53	47	48	209

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2006

The information presented in the following table represents the percent change in sales from the same period in the preceding year. Local-currency sales include both core plus acquisition volume impacts, in addition to price impacts.  While the Electro and Communications segment, Safety, Security and Protection Services segment, and total company historical sales results did not change, they are provided for reference purposes.

SALES GROWTH

	2004 versus 2003 % change					2005 versus 2004 % change
(Millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Industrial and Transportation
Local-currency	7.1%	8.8%	7.9%	5.3%	7.2%	3.2%	3.6%	7.9%	11.0%	6.5%
Translation	6.6	2.8	2.7	4.1	4.1	2.9	3.0	1.7	(3.0)	1.1

Total	13.7%	11.6%	10.6%	9.4%	11.3%	6.1%	6.6%	9.6%	8.0%	7.6%

Health Care
Local-currency	1.6%	(1.6)%	(2.6)%	5.1%	0.6%	5.5%	5.4%	4.9%	1.1%	4.2%
Translation	6.6	2.9	3.1	4.3	4.2	2.6	2.1	0.8	(3.6)	0.4

Total	8.2%	1.3%	0.5%	9.4%	4.8%	8.1%	7.5%	5.7%	(2.5)%	4.6%

Display and Graphics
Local-currency	22.9%	20.2%	8.6%	0.6%	12.4%	1.7%	(1.8)%	8.5%	10.8%	4.7%
Translation	7.3	4.5	2.5	4.9	4.7	1.4	0.3	1.2	(2.1)	0.2

Total	30.2%	24.7%	11.1%	5.5%	17.1%	3.1%	(1.5)%	9.7%	8.7%	4.9

Consumer and Office
Local-currency	7.7%	4.3%	7.9%	8.3%	7.1%	(0.2)%	7.0%	6.9%	0.7%	3.6%
Translation	4.6	1.7	1.8	3.1	2.8	2.2	2.2	1.4	(1.6)	1.0

Total	12.3%	6.0%	9.7%	11.4%	9.9%	2.0%	9.2%	8.3%	(0.9)%	4.6%

Electro and
Communications
Local-currency	5.6%	5.2%	4.0%	(3.5)%	2.7%	(1.4)%	1.5%	6.0%	10.9%	4.2%
Translation	4.8	2.3	2.1	3.3	3.1	2.4	2.3	1.3	(3.3)	0.7

Total	10.4%	7.5%	6.1%	(0.2)%	5.8%	1.0%	3.8%	7.3%	7.6%	4.9%

Safety, Security and Protection Services
Local-currency	9.2%	3.4%	6.4%	7.9%	6.6%	3.0%	7.0%	7.8%	9.7%	6.9%
Translation	5.9	2.2	2.5	4.0	3.6	2.6	2.6	1.3	(2.6)	1.0

Total	15.1%	5.6%	8.9%	11.9%	10.2%	5.6%	9.6%	9.1%	7.1%	7.9%

Total Company
Local-currency	8.3%	6.7%	5.1%	3.9%	6.0%	2.3%	3.5%	7.0%	7.3%	5.1%
Translation	6.1	2.8	2.5	4.0	3.8	2.3	2.1	1.3	(2.7)	0.7

Total	14.4%	9.5%	7.6%	7.9%	9.8%	4.6%	5.6%	8.3%	4.6%	5.8%